                          OPTICARE HEALTH SYSTEMS, INC.

                                WARRANT AGREEMENT

         This agreement (this "Agreement") is made as of October 10, 2000, by and between OPTICARE HEALTH SYSTEMS, INC., a Delaware corporation (the "Company") with offices located at 87 Grandview Avenue and MEDICI I INVESTMENT CORP., a British Virgin Islands corporation (the "Warrant Recipient")

         WHEREAS, an affiliate of the Warrant Recipient agreed to make certain loans to the Company pursuant to a subordinated note of even date herewith (the "Subordinated Note"); and

         WHEREAS, in order to induce an affiliate of the Warrant Recipient to make such loans and enter into the Subordinated Note, the Company has agreed to execute and deliver to the Warrant Recipient the Warrant hereinafter described;


         NOW, THEREFORE, the parties hereto agree as follows:


                                    SECTION I

                     AUTHORIZATION AND ISSUANCE OF WARRANTS

         1.1 Authorization. The Company will have authorized before the Closing (as defined in Section 2.1) the issuance hereunder of a warrant (the "Warrant") to purchase 2,250,000 shares of its Common Stock par value $.001 per share (the "Shares").

         1.2 Issuance of the Warrant. At the Closing, and subject to the terms and conditions hereof, the Company shall issue a Warrant to the Warrant Recipient to purchase 2,250,000 Shares. No payment shall be required of the Warrant Recipient in consideration of receipt of the Warrant.



                                    SECTION 2

                             CLOSING DATE; DELIVERY

         2.1 Closing. The closing of the issuance of the Warrant hereunder (the "Closing") shall take place at the Company offices on October 10, 2000, or at such other place and time upon which the Company and the Warrant Recipient shall agree. The date of Closing is referred to as the "Closing Date".

         2.2 Delivery. At the Closing, the Company shall deliver to the Warrant Recipient a Warrant to purchase 2,250,000 Shares.


                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Warrant Recipient that:

         3.1 Certificate of Incorporation and Bylaws. The Company has delivered to the Warrant Recipient true, correct, and complete copies of the Company's Certificate of Incorporation, as amended through the date hereof, and the Company's bylaws, as amended through the date hereof.

         3.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the Warrant hereunder, to issue the Shares upon exercise of the Warrant, and to carry out and perform its obligations under the terms of this Agreement.

         3.3 Authorization. All corporate action on the part of the Company, its officers, directors, and its stockholders necessary for the authorization, execution, delivery, and performance of this Agreement by the Company, the authorization, sale issuance and delivery of the Warrant, the Shares and the performance of all of the Company's obligations hereunder and thereunder have been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. The Shares, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges, and restrictions as set forth in the Certificate of Incorporation. The Shares, when issued, will be free of any liens, claims, encumbrances or restrictions on transfer, except as specifically set forth in the Certificate of Incorporation, this Agreement, and the Warrant. The Shares are not subject to any preemptive rights or rights of first refusal.

         3.4 The Company hereby agrees to provide the Warrant Recipient and/or the Warrant Recipient's affiliates with two demand registration rights (commencing on March 31, 2001) and Piggyback Registration Rights in respect of the shares underlying the Warrant, containing standard and customary protections and limitations, which are embodied in a separate registration rights agreement that is reasonably satisfactory to both the Company and the Warrant Recipient.

                                    SECTION 4

             REPRESENTATIONS AND WARRANTIES OF THE WARRANT RECIPIENT

         The Warrant Recipient hereby represents and warrants to the Company with respect to the issuance of the Warrant and purchase of the Shares thereunder as follows:

         4.1 Investor Qualification. The Warrant Recipient is either (a) an "accredited investor", as such term is defined in Rule 501 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Securities Act") or, (b) if the Warrant Recipient is not an "accredited investor" then the Warrant Recipient has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Warrant and the Shares issuable upon exercise of the Warrant, and in the Warrant Recipient's judgment, has obtained sufficient information about the Company or its subsidiaries to evaluate the merits and risks of such an investment.

         4.2 Securities Unregistered. The Warrant Recipient understands and acknowledges that neither the Warrant nor the Shares issuable upon exercise of the Warrant have been registered under the Securities Act.

         4.3 Investment. The Warrant is being acquired by the Warrant Recipient only for investment for the Warrant Recipient's own account, and not as a nominee or agent and not with a view to the resale or distribution thereof in contravention of applicable laws, and the Warrant Recipient has no present intention of selling, granting any participation in or otherwise distributing any interest therein within the meaning of the Securities Act. The Warrant Recipient does not have any contracts, understandings, agreements or arrangements with any person to sell, transfer or grant participation to such person or any third person, with respect to the Warrant.

         4.4 Advice. The Warrant Recipient has had an opportunity to seek outside advice and has sought such advice to the extent the Warrant Recipient deemed appropriate with respect to the terms and conditions of this Agreement.

         4.5 Risks. The Warrant Recipient acknowledges that he can bear the economic risk of his investment in the Warrant and Subordinated Note and the Shares issuable upon exercise of the Warrant for an indefinite period of time and has alone, or together with a financial advisor of his selection, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment therein. The Warrant Recipient understands that the Warrant and the Shares issuable upon exercise of the Warrant will be characterized as "restricted securities" under federal securities laws since they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations the Warrant and the Shares issuable upon exercise of the Warrant may not be resold without registration or an exemption from registration under the Securities Act. The Warrant Recipient represents that he is familiar with and understands the resale limitations imposed by the Securities Act and the rules and regulations promulgated thereunder.

         4.6 Legend. The Warrant Recipient understands and agrees that the certificates evidencing the Shares issuable upon exercise of the Warrant will bear an appropriate legend evidencing the restricted nature of such Shares indicating that no transfer of any of such Shares may be made unless such Shares are registered under the Securities Act or an exemption from such registration is available, and that the Company will instruct its transfer agent not to transfer any such Shares unless such transfer shall be made in compliance with such legend. The legend shall be substantially in the form set forth below:

               "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS DULY REGISTERED UNDER THE ACT OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT."

         4.7 Miscellaneous. Warrant Recipient understands that the Warrant is being offered and issued to it in reliance on specific exclusions from the registration requirements of federal and state securities laws of the United States, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Warrant Recipient set forth herein in order to determine the applicability of such exclusions and the suitability of Warrant Recipient to acquire the Warrant.

         4.8 Binding Obligation. This Agreement will constitute the valid and legally binding obligation of such Warrant Recipient, enforceable in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. [Such Warrant Recipient, if not a natural person, has full corporate or partnership, as the case may be, power and authority to enter into and to perform its obligations under this Agreement in accordance with its terms. Such Warrant Recipient represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.]

                                    SECTION 5

                              CONDITIONS TO CLOSING

         The Company's obligation to issue the Warrant at the Closing, is at the option of the Company, subject to the fulfillment on or prior to the Closing Date of the following conditions:

         5.1 Representation and Warranties. The representations and warranties made by the Warrant Recipient in Section 4 of this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing Date.

         5.2 No Litigation. No action, suit or other proceeding shall be pending or threatened before any court, tribunal, or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain substantial damages in respect thereof or which would otherwise materially and adversely affect the Company, its business, assets, prospects or financial condition.



                                    SECTION 6

                               GENERAL PROVISIONS

         6.1 Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware.

         6.2 Successors and Assigns; Third Party Beneficiaries. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors (including successor trustees, in the case of a trustee), assigns, heirs, executors, and the administrators of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         6.3 Entire Agreement; Amendment and Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements among the parties. Any term of this Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance) only with the written consent of the Warrant Recipient and the written consent of the Company.

         6.4 Survival. The representations, warranties, covenants, and agreements made herein shall survive the closing of the transactions contemplated hereby for one year.

         6.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by fax only, delivered to the addressee with confirmed answer back on a business day during normal business hours.

         6.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

         6.7 References. Unless the context otherwise requires, any reference to a "Section" refers to a section of this Agreement. Any reference to "this Section" refers to the whole number section in which such reference is contained.

         6.8 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The court in its discretion may substitute for the excluded provision an enforceable provision which in economic substance reasonably approximates the excluded provision.

         6.9 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

WITNESSETH:                         COMPANY:


                                    OPTICARE HEALTH SYSTEMS, INC.
-------------------------------

                                    By: /s/ Dean J. Yimoyines
-------------------------------         ---------------------------------
                                        Name: Dean J. Yimoyines, M.D.
                                        Title: President



                                    WARRANT RECIPIENT:
--------------------------------
                                    MEDICI I INVESTMENT CORP.


                                    By: /s/ Jared Bluestein
--------------------------------        ---------------------------------
                                        Name: Jared Bluestein
                                        Title: Director